Exhibit 99.1


                            STOCK PURCHASE AGREEMENT
                                      among
                               HLM DESIGN, INC.
                             BL&P ENGINEERS, INC.
                                       and
                              SCOTT L. BRADY, PE




                           Dated as of April 28, 2000


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                                TABLE OF CONTENTS


ARTICLE I
      PURCHASE OF STOCK......................................................2
            Section 1.1  Purchase and Sale...................................2
            Section 1.2  Purchase Price......................................2
            Section 1.3  Excluded Assets and Liabilities.....................3

ARTICLE II
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER...........3
            Section 2.1  Corporate Organization..............................4
            Section 2.2  Authorization.......................................4
            Section 2.3  No Violation........................................5
            Section 2.4  Subsidiaries, Joint Ventures and Investments .......6
            Section 2.5  Stock Records.......................................6
            Section 2.6  Corporate Books.....................................6
            Section 2.7  Title to Stock......................................7
            Section 2.8  Options and Rights..................................8
            Section 2.9  Financial Statements................................8
            Section 2.10  Employees..........................................9
            Section 2.11  Absence of Certain Changes........................12
            Section 2.12  Contracts.........................................13
                        (a)   Generally.....................................13
                        (b)   Compliance....................................16
            Section 2.13  True and Complete Copies..........................17
            Section 2.14  Title and Related Matters.........................17
                        (a)   Owned Property................................17
                        (b)   Leased Property...............................17
                        (c)   Compliance with Laws..........................18
            Section 2.15  Litigation........................................19
            Section 2.16  Tax Matters.......................................20
                        (a)   Generally.....................................20
                        (b)   Good Faith....................................22
                        (c)   Claims........................................22
                        (d)   Course of Business............................23
                        (e)   Withholdings..................................23
                        (f)   Partnerships..................................23
                        (g)   Accounting Method Adjustments.................23
                        (h)   Power of Attorney.............................24
                        (i)   True and Complete Copies......................24
            Section 2.17  Bank and Brokerage Accounts.......................24
            Section 2.18  Compliance with Applicable Laws,
                          Regulations and Orders............................24
            Section 2.19  Employee Benefit Plans............................25
            Section 2.20  Intellectual Property.............................25
            Section 2.21  Environmental Matters.............................26
            Section 2.22  Capital Expenditures and Investments..............26
            Section 2.23  Insurance.........................................27
            Section 2.24  Commissions.......................................28
            Section 2.25  Permits...........................................28
            Section 2.26  Absence of Undisclosed Liabilities................29

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            Section 2.27  Accounts Receivable...............................30
            Section 2.28  Accounts Payable..................................31
            Section 2.29  Work in Progress and Backlog......................32
            Section 2.30  Customers.........................................32
            Section 2.31  Securities Laws Matters...........................33
            Section 2.32  Disclosure........................................35

ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................35
            Section 3.1  Corporate Organization.............................35
            Section 3.2  Authorization......................................36
            Section 3.3  No Violation.......................................36
            Section 3.4  Investment Intent..................................37
            Section 3.5  Stock Payment......................................37

ARTICLE IV
      OTHER AGREEMENTS......................................................38
            Section 4.1  Further Assurances.................................38
            Section 4.2  Consents...........................................38
            Section 4.3  No Termination of the Obligations by
                         Subsequent Dissolution.............................39
            Section 4.4  Insurance Policies and Claims Administration.......39
            Section 4.5  Tax Matters........................................40
                        (a)   Tax Returns...................................40
                        (b)   Information...................................42
                        (c)   Amended Returns...............................42

ARTICLE V
      CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER........................43
            Section 5.1  Representations and Warranties.....................43
            Section 5.2  Consents and Approvals.............................44
            Section 5.3  No Material Adverse Change.........................44
            Section 5.4  No Proceeding or Litigation........................45
            Section 5.5  Secretary's Certificate............................45
            Section 5.6  Certificates of Good Standing......................45
            Section 5.7  Employment Agreement...............................46
            Section 5.8  Resignations.......................................46
            Section 5.9  Opinion of Seller's and Company's Counsel..........47
            Section 5.10 Delivery of Minute Books and Share Certificates....47
            Section 5.11 Regulatory Compliance..............................47
            Section 5.12 Seller Subordination Agreement.....................47
            Section 5.13 Goodwill Purchase Agreement........................48
            Section 5.14 Seller's Consent to Assignment of
                         Acquisition Rights.................................48
            Section 5.15 Landlord's Waivers and Consents....................48
            Section 5.16 Other Documents....................................48
            Section 5.17 Liens..............................................49

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ARTICLE VI
      CONDITIONS TO THE OBLIGATIONS OF THE SELLER...........................49
            Section 6.1  Representations and Warranties.....................49
            Section 6.2  Consents and Approvals.............................50
            Section 6.3  No Proceeding or Litigation........................50
            Section 6.4  Secretary's Certificate............................50
            Section 6.5  Employment Agreement...............................51
            Section 6.6  Opinion of the Purchaser's Counsel.................51

ARTICLE VII
      CLOSING...............................................................51
            Section 7.1  Closing............................................51
            Section 7.2  Payment of Purchase Price and Receipt of Shares....51
                        (a)   Deliveries at Closing.........................51
                        (b)   Installment Payments; Subordinated
                              Promissory Note...............................52
                        (c)   Delayed Delivery Stock........................53
            Section 7.3  Reservation of Shares..............................54

ARTICLE VIII
      SURVIVAL OF TERMS; INDEMNIFICATION....................................54
            Section 8.1  Survival...........................................54
            Section 8.2  Indemnification by the Seller......................55
                        (a)   Misrepresentation or Breach...................55
                        (b)   Taxes.........................................56
                        (c)   Pre-Closing Claims............................56
                        (d)   Robles Related Matters........................57
                        (e)   Related Expenses..............................57
            Section 8.3  Indemnification by the Purchaser...................57
                        (a)   Misrepresentation or Breach...................57
                        (b)   Taxes.........................................58
                        (c)   Post-Closing Claims...........................58
                        (d)   Goodwill Purchase Agreement...................58
                        (e)   Related Expenses..............................58
            Section 8.4  Setoff.............................................58
            Section 8.5  Third Party Claims.................................59

ARTICLE IX
      GENERAL PROVISIONS....................................................60
            Section 9.1  Amendment and Modification.........................60
            Section 9.2  Waiver.............................................60
            Section 9.3  Notices............................................61
            Section 9.4  Assignment.........................................62
            Section 9.5  Governing Law......................................62
            Section 9.6  Counterparts.......................................62
            Section 9.7  Headings...........................................63
            Section 9.8  Entire Agreement...................................63
            Section 9.9  No Benefit.........................................63
            Section 9.10 Delays or Omissions................................63
            Section 9.11 Severability.......................................64
            Section 9.12 Expenses...........................................64

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SCHEDULES

      1.3         Excluded Assets and Liabilities
      2.5         Stock Records
      2.7         Title to Stock
      2.10        Officers, Directors, Employees, Consultants and
                  Independent Contractors
      2.11        Absence of Certain Changes
      2.12(a)     Contracts - Generally
      2.12(b)     Compliance with Contracts
      2.14(a)     Owned Property, Liens
      2.14(b)     Leased Property
      2.15        Litigation
      2.16        Taxes
      2.17        Bank Accounts
      2.19        Employee Benefit Plans
      2.20        Intellectual Property
      2.22        Capital Expenditures and Investments
      2.23        Insurance
      2.25        Permits
      2.26        Undisclosed Liabilities
      2.27        Accounts Receivable
      2.28        Accounts Payable
      2.29        Work in Progress and Backlog
      2.30        Material Customers


EXHIBITS

      A           Employment Agreement
      B           Opinion of Seller's and Company's Counsel
      C           Opinion of Purchaser's Counsel
      D           Subordinated Promissory Note
      E           Registration Rights Agreement
      F           Seller Subordination Agreement
      G           Goodwill Purchase Agreement
      H           Seller's Consent to Assignment of Acquisition Rights
      I           Landlord's Waiver and Consent


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      THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of the
28th day of April, 2000, between and among HLM DESIGN, INC., a Delaware corporation (the "PURCHASER" or "HLM"), BL&P ENGINEERS, INC., a Texas corporation (the "COMPANY"), and SCOTT L. BRADY, PE, a resident of Texas, owner of all of the capital stock of the Company ("SELLER").

                                    RECITALS

      WHEREAS, the Seller owns 4,900 shares of common stock, $1.00 par value, and 3,553 shares of preferred stock, $.01 par value, of the Company, such shares of common and preferred stock constituting all of the issued and outstanding shares of capital stock of the Company (the "SHARES");

      WHEREAS, the Company is an operating engineering firm that provides engineering services (the business of the Company is hereinafter referred to as the "BUSINESS" or the "BUSINESS"); and

      WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, on the terms and subject to the conditions set forth in this Agreement, the Shares.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


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                                    ARTICLE I
                                PURCHASE OF STOCK

      Section 1.1 Purchase and Sale. At the Closing Date (as defined in Section
7.1 hereof), on the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Shares.

      Section 1.2 Purchase Price. In consideration for the conveyance of the Shares, the Purchaser shall pay to the Seller an aggregate amount equal to Two Million Two Hundred Forty-Four Thousand and No/100 Dollars ($2,244,000) (the "PURCHASE PRICE"). The Purchase Price shall consist of three elements, all as more particularly provided in Section 7.2 hereof, and shall be paid to the Seller as follows:

                  (1) a cash payment in the amount of $1,460,000 (the "CASH PAYMENT");

                  (2) a subordinated promissory note in the original principal amount of $484,000 (the "NOTE PAYMENT"); and

                  (3)   an aggregate of 50,000 shares of the
            Purchaser's delayed delivery common stock having an

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            agreed upon aggregate value at the Closing Date of $300,000 (the
            "STOCK PAYMENT").

      Section 1.3 Excluded Assets and Liabilities. Notwithstanding that this Agreement relates to the purchase of capital stock from the Seller by the Purchaser, which results in the Company retaining any and all of its assets and liabilities, it is understood and agreed that the Seller shall remove and/or cause the Company to remove from the Company's premises prior to Closing and/or, as appropriate, remove from the Company's books and records, only those particular assets set forth on Schedule 1.3 hereto (the "EXCLUDED ASSETS"). Further, the Seller shall assume any and all liabilities set forth on Schedule
1.3 hereto (the "EXCLUDED LIABILITIES"). The Purchaser agrees that it shall cause the Company to execute, and the Seller agrees to execute, any and all such bills of sale, deeds, assignments and/or agreements as may be necessary to transfer title to the Excluded Assets to the Seller or to others as directed by Seller and to assign and/or transfer title to the Excluded Liabilities to the Seller or to others as appropriate.

                                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER

      The Company and the Seller (each acting jointly and severally) hereby represent and warrant to the Purchaser as follows with respect to the Company (to the extent a representation is modified

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by a knowledge requirement, it shall speak to the best knowledge of each of the Seller and of the Company):

      Section 2.1 Corporate Organization. The Company is a corporation duly organized, validly authorized and existing and in good standing under the laws of the State of Texas, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. The Seller is a resident of the State of Texas. The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the Company's charter, bylaws and Certificates of Authority and Foreign Authority as presently in effect have been or shall be, prior to the Closing, delivered to the Purchaser.

      Section 2.2 Authorization. The Seller and the Company have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors and the sole stockholder of the Company have duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on the Company's part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions

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contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Seller and the Company enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Seller will, at the Closing, have full power and authority to deliver good and valid title to the Shares and to deliver the certificates evidencing the Shares to the Purchaser as provided for herein, free and clear of all liens of every kind.

      Section 2.3 No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller and the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any person pursuant to (i) the charter or bylaws of the Company, (ii) any applicable regulation, (iii) any order to which the Seller or the Company is subject, or (iv) any contract to which the Seller or the Company or any of their properties is subject. The Seller and the Company have complied with all applicable regulations and orders in connection

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with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 2.4 Subsidiaries, Joint Ventures and Investments. The Company has no subsidiaries, joint ventures or investments in or with any person or entity of any kind, nor any affiliated companies or entities.

      Section 2.5 Stock Records. The stock record book of the Company is complete and correct in all material respects. No shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Shares constitute all of the outstanding capital stock of the Company. The Seller is the true and lawful owner of the Shares, both beneficially and of record. Schedule 2.5 sets forth the total number of authorized shares of capital stock for the Company and the number of Shares held of record and/or beneficially by the Seller.

      Section 2.6 Corporate Books. The corporate minute books of the Company are complete and correct in all respects and contain minutes of all of the proceedings of the stockholders and directors of the Company since incorporation. A true, complete and correct copy of the Company's corporate minute books have been or shall be, prior to the Closing (as defined in Section
7.1 hereof) provided to
the Purchaser. The Company does not operate with an Executive Committee.

      Section 2.7 Title to Stock. The Shares, which constitute all of the issued and outstanding shares of capital stock of the Company, are owned of record and beneficially solely by the Seller, and are free and clear of all liens of every kind. Except as set forth on Schedule 2.5, no shares of preferred stock or other class of capital stock are authorized, issued or outstanding with respect to the Company. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Shares were issued pursuant to applicable exemptions from registration under Federal securities laws and the securities laws of the State of Texas, and the Shares are owned of record by the Seller and will be sold pursuant hereto free and clear of all liens. Upon payment of the Purchase Price to the Seller in accordance with this Agreement, the Seller will convey to the Purchaser good and marketable title to the Shares, free and clear of all liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to the Purchaser at the Closing will be sufficient to transfer the Seller's entire interest, and all of the interests, legal and beneficial, of the Seller and of all other persons in and to the Shares. Except as set forth on Schedule 2.7 hereto, no dividends or other distributions are owed by the Company in connection with any of the Shares and none have been paid or made to any stockholder of the Company since at least December 31, 1995.

      Section 2.8 Options and Rights. There are no outstanding subscriptions, commitments, options, warrants, rights, puts, calls or other contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock.

      Section 2.9 Financial Statements. The Seller has delivered to the Purchaser correct and complete copies of audited balance sheet of the Company as of December 31, 1999 and the related statement of income for the fiscal year then ended (the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements (a) have been prepared in accordance with the books and records of the Company, and (b) fairly present the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with GAAP (generally accepted accounting principles) consistently applied, in a format in accordance with Regulation S-X of the Securities and Exchange Commission, utilizing the accrual basis of accounting and the percent complete method of accounting for projects in progress (the "ACCOUNTING REQUIREMENTS"). Additionally, for each month end, commencing January 31, 2000 and continuing until the Closing, the Seller shall deliver to the Purchaser, within thirty (30) days of each such month end, interim unaudited financial statements consisting of balance sheets and the related statements of income, prepared in accordance with the Accounting Requirements, except for normal adjustments and notes that would result from an audit (the "INTERIM FINANCIAL STATEMENTS")(the Audited Financial Statements and the Interim Financial Statements referred to collectively hereinafter as the "FINANCIAL STATEMENTS"). Since December 31, 1999, except as fully set forth in the Interim Financial Statements, the Company has no liabilities, other than those incurred or arising in the ordinary course of business, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted, arising out of transactions or events entered into, on or prior to Closing, or any action or inaction or state of facts existing, with respect to, or based upon transactions or events occurring on or prior to Closing.

      Section 2.10  Employees.

            (a) Schedule 2.10 sets forth a list of all of the Company's officers, directors, employees, consultants and independent contractors (other than those which are serving as subconsultants pursuant to the Company's engineering services contracts), together with a description of any contract or agreement regarding the terms of service and the rate and basis for total compensation of such persons or any restrictions upon any person's right to compete with the Company or with any other person or entity. No employee of the Company is, to the Seller's or the Company's knowledge, a party to any agreement with a former employer in any way restricting his or her employment activities. The Company has provided Purchaser with a true and complete copy of any and all contracts and/or agreements set forth on Schedule 2.10 hereto.

            (b) Except as shown on Schedule 2.10 hereto, the Company has paid or made provisions for the payment of all salaries and accrued wages, bonuses, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and the Company has complied in all respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

            (c) Except as set forth on Schedule 2.12 hereto, the Company is not a party to any written or oral (i) outstanding employment agreements or contracts with officers, directors, consultants, independent contractors or employees that are not terminable at will, or that provide for payment of any bonus or commission, (ii) agreement, policy or practice that requires the Company to pay termination or severance pay to salaried, non-exempt or hourly employees or to any other person, or (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor do the Seller or the Company know of any activities or proceedings of any labor union to organize any such employees. Attached hereto are complete and correct copies of all such agreements, if any ("EMPLOYMENT AND LABOR AGREEMENTS"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

            (d) There are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and the Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the best knowledge of the Seller and Company, no such investigation is in progress or threatened.

      Section 2.11 Absence of Certain Changes. Except as set forth on Schedule 2.11, since December 31, 1999, the Company's business has been operated in the ordinary course, and there has been no: (a) Material Adverse Change (as hereinafter defined) in the business, properties, financial statements, business prospects, customers, condition (financial or otherwise) or results of operations of the Company, and no event has occurred which is likely, individually or in the aggregate, to result in any such Material Adverse Change;
(b) damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect; (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) in respect of the Shares or any redemption of shares of capital stock by the Company; (d) increase in the compensation payable or paid to or to become payable by the Company to any of its employees, officers, directors, stockholders, consultants or independent contractors; (e) entry by the Company into any contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure; (f) change in accounting methods or principles used by the Company, except for any such change which is necessitated by a change in GAAP;
(g) sale, assignment, lease, distribution, disposal or transfer of any assets or properties of the Company except in the ordinary course of business, or any theft, damage, removal or destruction of such assets or properties or any casualty loss affecting the Company or its business; (h) amendment or termination of any of the Company's permits, licenses or material contracts; (i) waiver or release of any material right or claim of the Company; (j) labor dispute or union activity which affects the operation of the Company; (k) proposal or bid still outstanding for work at less than full fair market value (provided that this representation does not constitute a guarantee of profitability on all other contracts for the performance by the Company for engineering services); or (l) agreement by the Seller or the Company to take any of the actions described in the preceding clauses (a) through (k), except as contemplated by this Agreement. As used in this Agreement, the term "MATERIAL ADVERSE CHANGE" shall mean any developments or changes which would have a Material Adverse Effect and "MATERIAL ADVERSE EFFECT" shall mean any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a material adverse effect in respect of the Company's business, business prospects, financial statements, revenues, accounts receivable, accounts payable, Work in Progress and Backlog, properties, assets, customers, condition (financial or otherwise) or results of operations.

      Section 2.12  Contracts.

            (a) Generally. Except as listed on Schedule 2.12(a), and except for personal matters of the Seller which do not in any manner involve, pertain to or otherwise affect the Company or its Business, and excluding all contracts for the performance by the Company of engineering services, the Company and the Seller are not a party to any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral (a "CONTRACT"), relating to:

                  (1) Bonus, pension, profit sharing, retirement, stock option, employee stock ownership, employee stock purchase or other plans providing for deferred compensation or death benefits;

                  (2) Collective bargaining agreements or any other Contract with any labor union;

                  (3) Hospitalization or life insurance or other welfare benefit plans or practices;

                  (4) Loans to its employees, officers, directors, consultants, independent contractors, stockholders or affiliates;

                  (5) The borrowing or loaning of money to or from any person or the mortgaging, pledging or otherwise placing a lien on any asset or property of the Company;

                  (6)   A guarantee of any obligation;

                  (7) The ownership, lease (whether as lessee or lessor) or operation of any property, real or personal;

                  (8) Intangible property (including proprietary rights) and software or hardware license agreements or source code escrow agreements;

                  (9)   Warranties with respect to its services
            rendered;

                  (10) Registration or preemptive rights with respect to any securities;

                  (11) Prohibitions preventing it from freely engaging in any business;

                  (12) The purchase, acquisition, disposition or supply of inventory and other property and assets;

                  (13)  Employees, independent contractors,
            consultants, or other agents;

                  (14)  Sales, commissions, advertising or marketing;

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

                  (15)  Unconditional purchase or payment obligations;

                  (16)  Any investment or joint venture by the Company;

                  (17)  Restricting in any way the sale of the Shares;
            or
                  (18) Any other contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of five thousand dollars ($5,000).

            (b) Compliance. Except as shown on Schedule 2.12(b), the Company has performed all obligations required to be performed by it, and is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.12(a)). No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non- compliance by the Company under any Contract to which it is subject. The Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject.

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

      Section 2.13 True and Complete Copies. The Seller and the Company have delivered to the Purchaser true and complete copies of all Contracts and documents listed in the Schedules to this Agreement. Further, the Seller and the Company have delivered to Purchaser all contracts for the performance of engineering services and all contracts with consultants, subconsultants and independent contractors entered into by the Company in connection with its engineering services contracts.

      Section 2.14  Title and Related Matters.

            (a) Owned Property. The Company owns no real property. With respect to all personal property owned by the Company, the Company has valid and marketable title to all such property, free and clear of all liens, except as expressly noted on Schedule 2.14(a) hereto. All such properties owned by the Company as of December 31, 1999 are reflected in the Audited Financial Statements in accordance with and to the extent required by GAAP and with particularity on the books and records of the Company. Schedule 2.14(a) hereto contains a true, complete and accurate listing of any and all personal property owned by the Company.

            (b) Leased Property. Set forth in Schedule 2.14(b) is a description of all real and personal property leased by the Company. Except as otherwise set forth in Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other person under any such lease, and neither the Seller nor the Company has received notice of such default or event. All rent and other amounts due and payable with respect to each of the Company's leases have been or shall be paid by the Company through the Closing Date. Except as set forth in Schedule 2.14(b), neither the Seller nor the Company have received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals. Attached to
      Schedule 2.14(b) hereto are copies of any and all UCC filings or lease memoranda filed with respect to real or personal property leased by the Company.

            (c) Compliance with Laws. The Company has complied, with respect to its leased real property, with all applicable restrictions, building ordinances and zoning ordinances and all regulations of the applicable health and fire departments. No alteration, repair, improvement or other work which could give rise to a lien has been performed by, for or on behalf of the Company within the last one hundred twenty (120) days. The Company's leased real property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any regulation or order affecting such real property, and the continued existence, use, occupancy and operation of such improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Seller's or Company's best knowledge, threatened or proposed action or proceeding by any authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's leased real property.

      Section 2.15  Litigation.  Except as set forth in Schedule
                    ----------
2.15:

            (a) Neither the Seller nor the Company are engaged in or a party to, or threatened with, any claim, controversy, investigation, legal action or other proceeding, relating to or which may relate to the Business, whether or not before any court, governmental or regulatory authority or administrative agency;

            (b) Neither the Seller nor the Company are in default under or in violation of any contracts, commitments or restrictions to which the Company is a party or by which the Company is bound, or of any statute or law or judgment, order, decree, regulation or rule of any court or governmental or regulatory authority or administrative agency applicable to the Company;

            (c) Neither the Seller nor the Company are a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any governmental or regulatory authority or any administrative agency or by any other person against the Seller or the Company relating to or which may relate to the Company or the Business; and

            (d) Neither the Seller nor the Company know of any valid basis for any of the foregoing.

      Section 2.16  Tax Matters.

            (a) Generally. As used herein, the term "TAX" or "TAXES" means any income, gross receipt, net proceeds, alternative or add-on minimum, ad valorem, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing authority, federal, state, local or foreign. The Company has timely filed all federal, state, local and foreign Tax reports, returns, information returns and any other documents required to be filed by it (collectively, "TAX RETURNS") and has duly paid all Taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for periods through the Closing Date have been fully paid or reserved against on the Financial Statements and on the books of the Company in accordance with GAAP. All Taxes which are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state, local or foreign authorities or properly segregated or deposited as required by applicable regulations. There are no liens for Taxes upon any property or assets of the Company, except for liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law (which contest shall be described on Schedule
      2.16 hereto). The Company has not requested an extension of time within which to file any Tax Return (except with respect to income Tax Returns relating to 1999) and has not waived the statute of limitations on the right of the Internal Revenue Service ("IRS") or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. The Company is not currently and has never been a member or part of a group which is or was treated as an affiliated group for federal income tax purposes.

            (b) Good Faith. All Tax Returns described in Section 2.16(a) have been prepared in good faith and are correct and complete in all respects, and there is no basis for assessment of any addition to the Taxes shown thereon.

            (c) Claims. With respect to all Taxes and Tax Returns described in
      Section 2.16(a): (i) there are no proceedings, examinations or claims currently pending by any taxing authority in connection with any Tax Returns nor with respect to the periods to which such Tax Returns relate; and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. None of the Tax Returns described in
      Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith), true, correct and complete copies of which have been supplied to the Purchaser, state accurately, in all respects, the information requested with respect to the Company, which information was derived from the books and records of the Company.

            (d) Course of Business. The Company has not taken any action in anticipation of the Closing that would have the effect of deferring any liability for Taxes of the Company to any period (or portion thereof) ending after the Closing Date.

            (e) Withholdings. All payments for withholding Taxes, unemployment insurance, sales and use Taxes and other amounts required to be withheld and deposited or paid to any relevant taxing authorities have been so withheld, deposited or paid by or on behalf of the Company.

            (f) Partnerships. The Company is not subject to any tax-sharing agreement, joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income tax purposes.

            (g) Accounting Method Adjustments. The Company will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments made before the Closing Date required to be made under any regulation relating to Taxes, including without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987.

            (h) Power of Attorney. No power of attorney has been granted by the Company with respect to any matter, including, without limitation, the payment of Taxes, which is currently in force.

            (i) True and Complete Copies. The Seller and the Company have delivered to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its years ended December 31, 1997 and 1998 and have provided Purchaser with a draft of the 1999 Tax Return.

      Section 2.17 Bank and Brokerage Accounts. Set forth in Schedule 2.17 hereto is a list of the bank and brokerage accounts maintained by the Company and the authorized signatories for each such account. The Company shall further provide on Schedule 2.17, for each such account, the name and address of the bank or brokerage firm, the contact person and telephone number thereof, the account number and the account balance as of a specifically recited date.

      Section 2.18 Compliance with Applicable Laws, Regulations and Orders. The Company has been and is presently in compliance with all laws, ordinances, codes, rules, regulations and orders applicable to the conduct of its Business, including, without limitation, all regulations relating to employment, health, sanitation, fire, zoning, building, occupational safety, and the practice of engineering.

      Section 2.19 Employee Benefit Plans. Except for the Company's 401(k) plan and any other plans listed and described in Schedule 2.19, true and complete documentation of which has been provided to the Purchaser, and except as shown on Schedule 2.19, the Company does not currently have, has never had, and as of the Closing Date will not have, any: (i) "employee pension benefit plans" and "employee benefit plans" as defined respectively in Sections 3(2) and 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including without limitation multiemployer plans as defined in Section 3(37) of ERISA; nor (ii) any other pension, profit sharing, retirement, deferred compensation, welfare, stock purchase, stock option, phantom stock, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance or other employee benefit plan or program which the Company or any subsidiary or any other entity which constitutes a controlled group (within the meaning of Section 4001(b) of ERISA and/or Sections 414(b)-(n) of the Internal Revenue Code of 1986, as amended (the "Code")) maintains or to which the Company has any present or future obligation to contribute. The Company has timely filed all IRS Form 5500s (or 5500-Cs or 5500-Rs).

      Section 2.20 Intellectual Property. The Company does not own or use any proprietary rights, including any and all software and computer licenses (other than off-the-shelf software) and agreements and source code escrow agreements. If necessary, the Company owns or holds valid licenses to use all proprietary rights used in the operation of its Business as presently conducted and proposed to be conducted, including, without way of limitation, all applicable licenses and rights (including source code access) pertaining to hardware and software used in any aspect of the Business' operations.

      Section 2.21 Environmental Matters. To the best of Seller's and Company's knowledge and belief, every premise which the Company currently occupies is free from any and all hazardous materials, or soil or other geological conditions, which would adversely affect the Purchaser's use of or further improvements to the premises, or which would or could impose any burden, cost or public or private liability upon the Purchaser. Further, the Company's existing and prior uses of and activities on the premises it currently occupies, and all other premises which the Company has ever occupied, comply and have at all times complied with all applicable environmental laws.

      Section 2.22 Capital Expenditures and Investments. Except as set forth on
Schedule 2.22 hereto, the Company has no outstanding Contracts or commitments for capital expenditures and investments, and has undertaken no capital expenditures, whether completed or not, since December 31, 1999.

      Section 2.23 Insurance. The Company (including any and all joint ventures to which it is a party) currently is covered by insurance policies which provide for coverages that are usual and customary as to amount and scope in the Business, descriptions of which policies, including the names of the insurer and the insured, the amount of annual premiums, and the types and amounts of coverage, are set forth on Schedule 2.23. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable regulations and (ii) all contracts to which the Company is a party. The Company has not breached or otherwise failed to perform its obligations under any of such policies, nor has the Company received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.23, there are no pending or, to the Seller's or Company's best knowledge, threatened claims under any policy relating to the Company. Also set forth on Schedule 2.23 is a true and complete listing of any and all claims (excluding claims made with respect to the Company's health insurance policy) made by the Company under any such policy since

December 31, 1995. Correct and complete copies of all such policies have been provided to the Purchaser.

      Section 2.24 Commissions. There are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller, the Company or any of their affiliates.

      Section 2.25 Permits. The Company holds all permits, licenses, registrations, certificates, orders, approvals or other authorizations from any authority or other person including, without limitation, the Texas Board of Professional Engineers ("PERMITS"), issued to or held by the Company or any of its employees in connection with the Company's operations. Such Permits are the only Permits that are required for the Company to conduct its business as presently conducted. Each such Permit is in full force and effect, and the Seller and the Company have not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. The Company is in full compliance with the terms of each such Permit, and the Seller and the Company are not aware of any reason not set forth in said Permit why any such Permit would not be renewed upon substantially the same terms as currently exist, upon expiration of such Permit. No authorization, consent or notification of or filing with any authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and each Permit issued to or held by the Company will continue in full force and effect following the Closing Date. All returns, reports, applications, statements and other documents required to be filed by the Company with any applicable regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the Closing Date has been duly filed or properly extended as permitted by law, and are true and complete in all respects, and all reporting requirements of all applicable regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all respects. True and complete copies of all returns, reports, applications, statements and other documents filed by the Company within the past three (3) years with any applicable regulatory or governmental authority (including taxing authorities) or municipality have been previously provided to the Purchaser by the Seller and the Company. Correct and complete copies of all Permits currently held by the Company and/or the Seller are attached to Schedule 2.25 hereto.

      Section 2.26 Absence of Undisclosed Liabilities. Except as set forth on
Schedule 2.26, the Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), except for

(i) liabilities fully stated or fully reserved against in the Audited Financial Statements, and (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Audited Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect. The Company is not a party to any contract, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any legal requirement which has, or can reasonably be expected to have, a Material Adverse Effect.

      Section 2.27 Accounts Receivable. Schedule 2.27 hereto sets forth a correct and complete listing of all accounts receivable of the Company as of the Closing Date. All accounts receivable of the Company as of the Closing Date: (i) have arisen from bona fide sales transactions in the ordinary course of business of the Company on ordinary terms, consistent with past practices; (ii) represent valid and binding obligations due to the Company, enforceable in accordance with their terms; (iii) are fully and accurately recorded in the December 31, 1999 Financial Statements or have arisen subsequent to December 31, 1999 in the ordinary course; and (iv) are collectible in the ordinary course of business, within ninety (90) days following the Closing Date, in the aggregate recorded amounts thereof in accordance with their terms without setoff or counterclaim, except as otherwise expressly reserved in the December 31, 1999 Financial Statements or subsequent Interim Financial Statements. This representation and warranty is limited and qualified, however, as follows: In the event any such account receivable of the Company is not collected within ninety (90) days following the Closing Date, and as a result thereof the Seller is called upon to indemnify the Purchaser with respect thereto under the provisions of Article VIII hereof, either through direct payments to the Purchaser or through the Purchaser's exercise of its right of setoff under the provisions of Section 8.4 hereof or under the provisions of the subordinated promissory note executed of even date herewith, then in the event the Company thereafter collects such account receivable, in whole or in part, the Company shall tender such amount as is collected to the Seller, pro rata in proportion to the amounts so paid by the Seller to the Purchaser therefor.

      Section 2.28 Accounts Payable. Schedule 2.28 hereto sets forth a correct and complete listing of all accounts payable of the Company as of the Closing Date. All accounts payable of the Company as of the Closing Date: (i) have arisen from bona fide services contracted and performed in the ordinary course of business of the Company on ordinary terms, consistent with past practices; and (ii) are fully and accurately recorded in the December 31, 1999 Financial Statements or have arisen subsequent to December 31, 1999 and are fully and accurately recorded in the subsequent Interim Financial Statements.

      Section 2.29 Work in Progress and Backlog. Attached hereto is full, accurate and complete financial data and other documentation with respect to the Company's work currently in progress ("WORK IN PROGRESS AND BACKLOG"). Except as listed on Schedule 2.29, each item of the Company's Work in Progress and Backlog which is in excess of five thousand dollars ($5,000), either individually with respect to such item or in the aggregate with respect to the applicable client, is subject to a binding contract, either estimated, bid, or based upon a fee schedule, but in any event entered into and performed by the Company in good faith, consistent in all events with past practices. Without limiting the foregoing, all data and documentation provided to the Purchaser with respect to the Work in Progress and Backlog setting forth percentages or breakdowns to date and estimated to completion of revenues, costs, fees, expenses, time or other factors, fully, completely and accurately disclose the current status of each listed project and the Seller's and the Company's best good faith estimate with respect to such factors over the life of each such project.

      Section 2.30 Customers. Except as shown on Schedule 2.30 hereto, neither the Seller nor the Company are involved in any material dispute with any of the Company's customers, and neither the Seller nor the Company have received notice (whether oral or written) or have any knowledge of the current intention of any customer to discontinue or decrease in any way the customer's business with the Company.

      Section 2.31  Securities Laws Matters.

            (a) The Seller acknowledges that the HLM Stock (as defined in
      Section 7.2(c) hereof) to be delivered with respect to the Stock Payment will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any state securities laws and may not be transferred except in a transaction which either is registered under the Securities Act and any such state securities laws or is exempt from such registrations. Further, the HLM Stock shall be subject to other agreements, including but not limited to the Stockholders' Agreement referred to in Article VII hereof restricting their transferability and setting forth certain other restrictions.

            (b) The Seller represents and warrants that his residence and principal place of business is located in the State of Texas and that the Purchaser has not communicated with the Seller with respect to the offer or sale of the HLM Stock at any time the Seller was located in any other State.

            (c)   The Seller represents and warrants that:

                  (1) The Seller is well versed in financial matters and has substantial knowledge and experience in financial and business matters and that he is fully capable of understanding the merits and risks of the investment being made in the HLM Stock and the risks involved in connection therewith;

                  (2) The Seller is acting herein for the Seller's own account and is acquiring the HLM Stock for investment without a view to the resale or other distribution thereof. The Seller is financially able to hold the HLM Stock for long-term investment, believes that the nature and amount of the HLM Stock to be acquired hereunder is consistent with the Seller's overall investment program and financial position, and recognizes that there are substantial risks involved in an investment in the HLM Stock; and

                  (3) The Seller has received and reviewed the Purchaser's
            annual report on Form 10-K for the fiscal year ended April 30, 1999, and its quarterly report on Form 10-Q for the fiscal quarter ended January 28, 2000.

            (d) Seller acknowledges and agrees that the Purchaser may, if it so desires, permit transfers, or authorize its transfer agent to permit transfers, of the HLM Stock only when such HLM Stock has been registered under the Securities Act and/or applicable state securities laws and/or when the request for transfer is accompanied by satisfactory assurances (including, if requested, an opinion of counsel acceptable to the Purchaser) that the sale or proposed transfer does not require registration under the Securities Act and applicable state securities laws, and the Seller agrees that a legend to such effect will be placed on the HLM Stock.


      Section 2.32 Disclosure. Neither this Agreement nor any of the attachments or certificates prepared for or supplied to the Purchaser by or on behalf of the Seller or the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit any material fact necessary to make each statement contained herein or therein not misleading.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Seller as follows:

      Section 3.1 Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted.

      Section 3.2 Authorization. The Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on the Purchaser's part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

      Section 3.3 No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any lien upon the Purchaser or its assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or
(f) require any authorization, consent, approval, exemption or other action by, or notice to, any person pursuant to (i) the charter or bylaws of the Purchaser,
(ii) any applicable regulation, (iii) any order to which the Purchaser is subject, or (iv) any contract to which the Purchaser or any of its properties is subject. The Purchaser has complied with all applicable regulations and orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 3.4 Investment Intent. The Purchaser represents and warrants to the Seller that it is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Shares in violation of the Securities Act of 1933, as amended, or the regulations thereunder or under any other applicable securities laws.

      Section 3.5 Stock Payment. Upon issuance and delivery of the HLM Stock to the Seller, the HLM Stock shall be duly authorized, validly issued, fully paid and nonassessable and the Seller will have acquired good and marketable title thereto, free and clear of all liens of every kind, except as may have been created by the Seller.

                                   ARTICLE IV
                                OTHER AGREEMENTS

      The parties hereto further agree as follows:

      Section 4.1 Further Assurances. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts
(a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any regulations or in connection with any permits, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and
(d) to fulfill all conditions to the obligations of the parties under this Agreement.

      Section 4.2  Consents.  Without limiting the generality of
Section 4.1, each of the parties hereto shall use all reasonable efforts to obtain all waivers, permits, authorizations, consents and approvals of all persons and authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

      Section 4.3 No Termination of the Obligations by Subsequent Dissolution. Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article IV, shall not be terminated by the dissolution of such party, whether by operation of law or otherwise.

      Section 4.4 Insurance Policies and Claims Administration. The Seller and the Company, with the Purchaser's cooperation as necessary, shall be responsible for the administration of all claims made under the Company's insurance policies prior to the Closing Date. If any claim is made or asserted against the Company prior to the Closing Date, the Company and the Seller shall promptly assert and pursue coverage and payment for such claim with the appropriate insurance carrier. With respect to such claims which arise prior to the Closing Date, but require administration after the Closing Date, the Seller shall provide the Company and the Purchaser with reasonable cooperation and assistance in asserting and pursuing such coverage or, at the Seller's election, the Seller may continue to pursue administration of such claims. In particular, the Seller shall, upon request by the Purchaser, assist the Company with the filing of all necessary claims and take all such other action as may reasonably be requested by the Purchaser to pursue such coverage. As between the Seller, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except for health insurance claims and except to the extent the Seller has previously provided indemnification therefor to the Purchaser or the Company under this Agreement.

      Section 4.5  Tax Matters.

            (a) Tax Returns. The Purchaser, the Seller, the Company and their successors shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records and timely take all action necessary to allow for the preparation and filing of all Tax Returns and reports. Within ten (10) days following the Closing, the Seller and the Company shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information) which are in the possession of the Seller or the Company but not on the Company's premises and which relate to any Taxes of the Company for any taxable period. Prior to the delivery of the materials described in the preceding sentence, the Seller shall cooperate with the

      Purchaser in providing access to such materials as is reasonably required by the Purchaser.

            Seller shall cause the Company to prepare or have prepared, and pay prior to the Closing all Taxes arising therefrom, all Tax Returns for the Company for the periods ended on or before December 31, 1999. With respect to the Company's 1999 Federal income Tax Return, the Company shall have prepared such return and shall provide it to Purchaser for filing by the Company after the Closing. The Seller shall have no liability therefor, so long as the Seller shall have caused the Company to have fully and properly reserved for all Taxes shown due and owing on such Tax Return on the books and records of the Company as of December 31, 1999. The Purchaser shall prepare and file all Tax Returns for the Company for the periods commencing after December 31, 1999. Further, the Company shall pay all Taxes arising from the Company's operations after the Closing. With respect to any Taxes of the Company for the 2000 calendar year commencing January 1, 2000 and continuing through the Closing, the Company shall pay all such Taxes, and the Seller shall have no liability therefor, so long as the Seller shall have caused the Company to have fully and properly reserved for all such Taxes on the books and records of the Company through the Closing Date.

            (b) Information. The Purchaser and the Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Seller shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company. The parties shall execute and deliver such powers of attorney and other documents as are reasonably requested to carry out the administration of the Tax provisions of this Agreement. Further, the Purchaser shall preserve and maintain the Company's books and records for such period after Closing as is required by law.

            (c) Amended Returns. From and after the Closing Date, the Purchaser may file an amended Tax Return for any period prior to the Closing Date without the consent of the Seller. Any additional Taxes resulting from such an amended Tax Return shall be the responsibility of and shall be paid solely by (i) the Seller (through indemnification pursuant to Article VIII hereof), to the extent such Taxes result from an amended Tax Return filed to correct any "understatement," as such term is defined in Section 6662 of the Internal Revenue Code of 1986, as amended, by the Seller or the Company with respect to any or all reporting periods prior to the Closing Date, and (ii) the Company in all other events. The Purchaser shall provide the Seller with notice of and a reasonable opportunity to participate in the preparation of any such amended Tax Return and the Seller agrees to provide the Purchaser with reasonable cooperation and assistance in connection therewith. Notwithstanding the foregoing, any and all determinations regarding any and all such Tax Returns shall ultimately be made by the Purchaser, in its sole discretion.

                                   ARTICLE V
                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

      The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions at or prior to the Closing unless waived in writing by the Purchaser:

      Section 5.1 Representations and Warranties. The representations and warranties of the Seller and the Company contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Seller and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Seller and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

      Section 5.2 Consents and Approvals. The Seller, the Company and the Purchaser shall have obtained all consents, approvals, orders, qualifications, licenses, Permits or other authorizations, required by all applicable regulations, orders and contracts binding on the Seller, the Company or the Purchaser or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Company in the same manner after the Closing Date as before the Closing Date.

      Section 5.3 No Material Adverse Change. There shall have been no Material Adverse Change (as defined in Section 2.11 hereof) since December 31, 1999, including, without limitation, the payment of any bonuses, any amendment to the Company's charter or bylaws, any borrowings, the purchase of real or personal property at an aggregate purchase price of over $5,000, any increase in compensation of the Company's employees, or the distribution or declaration of dividends or distributions, any extension of leases, or the commitment to do any of the foregoing (unless the Purchaser shall have first consented thereto in writing or except as shown on Schedule 2.11 hereto). The Seller and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

      Section 5.4 No Proceeding or Litigation. No order or regulation shall be in effect which would prevent the consummation of the transactions contemplated hereby.

      Section 5.5 Secretary's Certificate. The Purchaser shall have received a duly executed original of the approvals referenced in Sections 2.2 and 5.2 hereof, together with a certificate, executed by the Secretary of the Company, dated the Closing Date, as to the charter and bylaws of the Company and the resolutions adopted by the stockholders and directors of the Company in connection with this Agreement in a form reasonably satisfactory to the Purchaser and its counsel.

      Section 5.6 Certificates of Good Standing. At the Closing, the Company shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing of the Company in the State of Texas and in each jurisdiction in which the Company is qualified to do business, such certificates dated as of a date not more than thirty (30) days prior to the Closing Date.

      Section 5.7 Employment Agreement. Seller shall have entered into an Employment Agreement substantially in the form attached hereto as Exhibit A (the "EMPLOYMENT AGREEMENT"). Further, the Purchaser shall have received such assurances as it deems necessary, in its reasonable discretion (and the Seller and the Company shall assist the Purchaser in obtaining such assurances), that key personnel of the Company (as determined by the Purchaser and Seller prior to the Closing) shall remain in the Company's employ following the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Purchaser shall not be deemed to be obligated by reason of this Agreement or consummation of the transactions contemplated hereby to retain in employment any particular employee of the Company. Seller shall keep Purchaser informed if it shall come to his attention at any time that any employee may not be planning to remain in the Company's employment after the Closing.

      Section 5.8 Resignations. The Seller shall have caused all directors and officers of the Company to have resigned, using such form of resignation as is satisfactory to the Purchaser and its counsel.

      Section 5.9 Opinion of Seller's and Company's Counsel. The Seller shall deliver at the Closing an opinion of counsel to the Seller and the Company addressed to the Purchaser in substantially the form attached hereto as Exhibit B.

      Section 5.10 Delivery of Minute Books and Share Certificates. The Seller shall deliver at the Closing all original minute books, corporate seals and stock transfer records of the Company, together with any and all original certificates evidencing the Shares and any shares of the Company's capital stock which have been canceled of record or which were held in the form of treasury stock, all in the manner set forth in Section 7.2 hereof. Any and all shares of treasury stock shall be canceled by the Company prior to Closing, as provided by appropriate actions of the Company's Board of Directors and any and all filings necessary with the State of Texas in connection therewith shall be made prior to Closing.

      Section 5.11 Regulatory Compliance. Counsel for the Purchaser shall have determined to its satisfaction that the transactions contemplated by this Agreement are in compliance with all applicable federal and state laws and regulations, including, without way of limitation, those pertaining to the practice of engineering.

      Section 5.12 Seller Subordination Agreement. The Seller shall have executed and delivered the Seller Subordination

Agreement substantially in the form attached hereto as Exhibit F or otherwise; provided that the form is satisfactory and acceptable to Purchaser's lender.

      Section 5.13 Goodwill Purchase Agreement. The Seller shall have executed and delivered the Goodwill Purchase Agreement substantially in the form attached hereto as Exhibit G.

      Section 5.14 Seller's Consent to Assignment of Acquisition Rights. The Seller shall have executed and delivered his consent to the Purchaser's assignment of its acquisition rights under this Agreement to the Purchaser's lender substantially in the form attached hereto as Exhibit H.

      Section 5.15 Landlord's Waivers and Consents. Seller shall cause to be executed and delivered to Purchaser's lender by and from any landlord of space or property leased by Seller in the operation of its business, and the mortgagee(s) of any such landlords having a lien against such leased space or property, a Landlord's Waiver and Consent form, substantially in the form attached hereto as Exhibit I or otherwise; provided that the form is satisfactory and acceptable to Purchaser's lender.

      Section 5.16 Other Documents. The Purchaser shall have been furnished with such other and further documents and certificates, including certificates of the Seller and/or the Company's officers, directors and others, as the Purchaser and/or its lender shall reasonably request to evidence compliance with the conditions set forth in this Agreement or as the Purchaser and/or its lender shall otherwise reasonably require.

      Section 5.17 Liens. The Seller shall have removed all liens on the Shares and on the assets and properties of the Company.

                                  ARTICLE VI
                  CONDITIONS TO THE OBLIGATIONS OF THE SELLER

      The obligations of the Seller under this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to the Closing unless waived in writing by the Seller:

      Section 6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. The Purchaser shall have delivered to the Seller a certificate, dated the Closing Date, in a form reasonably satisfactory to the Seller, certifying to the foregoing.

      Section 6.2 Consents and Approvals. The Purchaser, the Seller and the Company shall have obtained all consents, approvals, orders, qualifications, licenses, Permits or other authorizations required by all applicable regulations, orders and contracts binding on the Purchaser, the Seller or the Company or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein.

      Section 6.3 No Proceeding or Litigation. No order or regulation shall be in effect which would prevent the consummation of the transactions contemplated hereby.

      Section 6.4 Secretary's Certificate. The Seller shall have received a duly executed original of the approvals referenced in Sections 3.2 and 6.2 hereof, together with a certificate, executed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and bylaws of the Purchaser and the resolutions adopted by the directors of Purchaser in connection with this Agreement in a form reasonably satisfactory to the Seller and his counsel.

      Section 6.5 Employment Agreement. The Purchaser shall have entered into or caused the Company to enter into the Employment Agreement.

      Section 6.6 Opinion of the Purchaser's Counsel. The Purchaser shall deliver at the Closing an opinion of its counsel addressed to the Seller in substantially the form attached hereto as Exhibit C.

                                   ARTICLE VII
                                     CLOSING

      Section 7.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Articles V or VI hereof, a closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held on or before April 28, 2000 (or such date either prior or subsequent thereto as the parties hereto shall mutually agree) (the "CLOSING DATE") in the offices of the Company in Dallas, Texas (or at such other place as the parties hereto shall mutually agree).

      Section 7.2  Payment of Purchase Price and Receipt of Shares.

            (a) Deliveries at Closing. On the Closing Date, (i) the Seller will assign and transfer to the Purchaser good and valid title in and to the Shares, free and clear of all liens, by delivering to the Purchaser stock certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached; (ii) the Purchaser shall, by wire transfer of same-day funds, pay to the Seller the Cash Payment; (iii) the Purchaser shall make the Note Payment by delivering to the Seller the subordinated promissory note, as more particularly described in Section 7.2(b) below; and (iv) the parties shall deliver to each other the documents required under this Agreement to be delivered at or prior to the Closing. In addition, the Purchaser shall make the Stock Payment by delivering to the Seller the HLM Stock, at the times and as more particularly described in Section 7.2 (c) hereto.

            (b) Installment Payments; Subordinated Promissory Note. The Seller shall receive a subordinated promissory note substantially in the form attached hereto as Exhibit D. Thirty percent (30%) of the principal amount of the subordinated promissory note will be paid on each of the dates which are eighteen months and three years after the Closing Date and forty percent (40%) of the principal amount of the subordinated promissory note will be paid on the fourth anniversary of the Closing Date, all as provided in Seller's subordinated promissory note. Interest shall accrue on the subordinated promissory note at the rate of seven percent (7%) per annum and accrued interest shall be paid on each of the dates which are twelve, eighteen, twenty-four, thirty-six and forty-eight months after the Closing Date. The Purchaser's obligation to make any and all payments otherwise due and payable under the terms of the subordinated promissory note, however, shall be subject to the Purchaser's right of setoff as provided in Section 8.4 below. Seller shall, as a condition of Closing, execute and deliver the Seller Subordination Agreement in the form attached hereto as Exhibit F.

            (c) Delayed Delivery Stock. In addition to the forms of Purchase Price provided to Seller in Sections 7(a) and (b) above, the Seller shall receive from the Purchaser, at such times following the Closing as hereinafter set forth, an aggregate of 50,000 shares of the Purchaser's "delayed delivery stock," constituting shares of the Purchaser's Common Stock, $.001 par value, having an agreed upon value at the Closing Date of $300,000 (such "delayed delivery stock" to be hereinafter referred to as the "HLM STOCK"). Such shares shall be restricted, shall not be registered under the Securities Act or any state securities laws and shall bear an appropriate registration legend. Thirty percent (30%) of Seller's HLM Stock shall be delivered on each of the second and third anniversaries of the Closing Date and Forty percent (40%) of Seller's HLM Stock shall be delivered on the fourth anniversary of the Closing Date. Notwithstanding the foregoing, prior to delivery of the first installment of HLM Stock, the Seller shall be required to execute a Registration Rights Agreement, which shall be substantially in the form attached hereto as Exhibit E. The Purchaser's obligations to deliver the HLM Stock shall be subject to the Purchaser's right of setoff as provided in Section 8.4 below.

      Section 7.3 Reservation of Shares. The Purchaser shall reserve on its books for future issuance any and all shares of the Purchaser's Common Stock, $.001 par value, as shall be required to fulfill its obligations set forth in
Section 7.2(c) hereof.

                                  ARTICLE VIII
                       SURVIVAL OF TERMS; INDEMNIFICATION

      Section 8.1 Survival. All of the terms and conditions of this Agreement, together with the representations, warranties, covenants and obligations contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify, defend and hold harmless each other as set forth in this Article VIII shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and shall continue until the expiration of the applicable statute of limitations with respect to any and all claims in connection therewith.

      Section 8.2 Indemnification by the Seller. After the Closing Date, the Purchaser and the Company shall be indemnified, defended and held harmless as hereinafter provided by the Seller against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Seller or the Company, or nonfulfillment of any obligation on the part of either the Company (to be performed on or prior to the Closing) or the Seller under this Agreement, or contained in any Schedule or Exhibit to this Agreement delivered by the Seller or Company or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, financial statement, or instrument delivered by or on behalf of the Seller or the Company hereunder. By way of example and not limitation, the Seller shall indemnify the Purchaser and the Company to the extent the Company's accounts receivable set forth on
      Schedule 2.27 hereto are not collected as provided in Section 2.27 hereof and/or to the extent the Company's accounts payable are not fully and accurately set forth on Schedule 2.28 hereto.

            (b) Taxes. All Taxes of the Company attributable to any period through the Closing Date.

            (c) Pre-Closing Claims. Any claim arising out of or relating to the business or operations of the Company through the Closing Date or any claim relating to the Excluded Liabilities or Excluded Assets either prior to or after the Closing Date or any claim resulting from or arising out of the ownership, management or use of the Shares or the administration or governance of the business of the Company through the Closing Date. With respect to any claim arising out of or relating to the business or operations of the Company prior to or through the Closing Date for a project with respect to which a certificate of occupancy has been issued prior to the Closing Date which is covered by the Company's professional liability insurance, Seller shall be required to indemnify and pay the Purchaser and the Company only for the first Forty Thousand Dollars of any costs to resolve, settle or compromise such claim. The parties hereto agree that the foregoing limitation shall not apply to the Robles matter set forth in Section 8.2(d) hereof.

            (d) Robles Related Matters. Any claim in excess of applicable insurance proceeds in any way related or relating to or arising from the death of Abraham Robles and/or Rey

      Anthony Robles or the personal injury or property damage arising in connection with the occurrence, including, without limitation Court of Action DV99-07257 situated in the 191st Judicial District Court, Dallas County, Texas.

            (e) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any of the foregoing.

      Section 8.3 Indemnification by the Purchaser. After the Closing Date, the Seller shall be indemnified, defended and held harmless as hereinafter provided by the Purchaser against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement delivered by Purchaser or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

            (b) Taxes. All Taxes of the Company attributable to any period after the Closing Date.

            (c) Post-Closing Claims. Any claim of a third party arising out of the business or operations of the Company after the Closing Date.

            (d) Goodwill Purchase Agreement. Notwithstanding anything in the Goodwill Purchase Agreement to the contrary, any claim, expenses, costs or Taxes in excess of what Seller would have incurred or paid if any amount payable pursuant to the Goodwill Purchase Agreement had instead been paid as part of the Purchase Price set forth in Section 1.2 hereof.

            (e) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any of the foregoing.

      Section 8.4 Setoff. Without limiting its other rights and remedies hereunder, and in addition to its rights and remedies in this Agreement provided, the Purchaser and/or the Company shall have the right to withhold and setoff against payments otherwise due and payable to the Seller hereunder, including but not limited to the Note Payment, the Stock Payment (valuing each share of common stock at $6.00 per share for this purpose), and the Goodwill Purchase Note, the amount of any damages either suffers as a result of any breach by the Seller of any representation, warranty, agreement or term hereof (including Seller's continuing obligations under his Employment Agreement) and for any and all amounts with respect to which the Purchaser is entitled to indemnification as provided in Section 8.2 hereof. In the event the subject of such indemnification is a third party claim, as provided in Section 8.5 below, the Purchaser shall be entitled, in its sole discretion, to make direct payments to any such third party creditor or claimant in satisfaction of its claim if, within twenty (20) days after giving written notice of such claim to the Seller, such claim has not been paid or settled or the Seller has not assumed the defense of such action to the reasonable satisfaction of the Purchaser. The Purchaser shall notify the Seller of any such sums to be set off, specifying the basis for such set off and the amount thereof.

      Section 8.5 Third Party Claims. In the event a party seeking indemnification hereunder (the "INDEMNITEE") shall receive written notice of any claim or proceeding against it that, if successful, might result in an indemnifiable claim under this Article VIII, then the Indemnitee shall give the party which may be liable for such indemnification hereunder (the "INDEMNITOR") prompt written notice of such claim or proceeding and shall permit the Indemnitor to participate in the defense of such claim or proceeding by counsel of the Indemnitor's own choosing and at the Indemnitor's expense. In addition, the Indemnitor, upon written request, and upon the Indemnitee's written consent, which shall be in its sole discretion, may assume the defense of any such claim or proceeding, provided that the Indemnitee may participate in any such defense as it may deem necessary or appropriate to protect its interests and the Indemnitor shall assume the cost thereof.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      Section 9.1 Amendment and Modification. This Agreement may be amended, modified and supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by all of the parties hereto.

      Section 9.2 Waiver. The failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other party or parties hereto affected thereby, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent waiver or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

      Section 9.3 Notices. All notices, claims, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice delivered as above provided to the other parties hereto.


NOTICES TO PURCHASER:                   WITH A COPY TO:

HLM Design, Inc.                        Underwood Kinsey Warren &
Suite 2950                              Tucker, P.A.
121 West Trade Street                   Suite 2020
Charlotte, NC   28202-5399              201 South College Street
ATTN:  Vernon B. Brannon                Charlotte, NC   28244-2020
       Senior Vice President            ATTN:  Shirley J. Linn, Esq.



NOTICES TO SELLER:                      WITH A COPY TO:

Scott L. Brady, P.E.                    Gardere & Wynne, L.L.P.
5908 Shorefront Lane                    3000 Thanksgiving Tower
Flower Mound, Texas 75022               1601 Elm Street
                                        Dallas, Texas 75201-4761
                                        Attn: Alan J. Perkins, Esq.

 NOTICES TO COMPANY:

 BL&P Engineers, Inc.
 c/o HLM Design, Inc.
 Suite 2950
 121 West Trade Street
 Charlotte, NC 28202-5399
 ATTN: Vernon B. Brannon
        Senior Vice President


      Section 9.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, that the Purchaser may, without the prior written consent of the Seller and the Company, assign its rights hereunder and under any other contracts or documents executed or delivered in connection herewith to (i) an affiliate of the Purchaser, or (ii) its lenders as collateral in connection with the financing of the transactions contemplated hereby; provided, further that in any such event the Purchaser shall remain liable with respect to all of the Purchaser's obligations under this Agreement or such other contracts or documents notwithstanding Purchaser's assignment pursuant hereto.

      Section 9.5 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina, without regard to its principles of conflict of laws.

      Section 9.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 9.7 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 9.8 Entire Agreement. This Agreement, with all Schedules and Exhibits thereto, embodies the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter, including, but not limited to, the letter of intent dated October 26, 1999. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties hereto with respect to such subject matter other than those expressly set forth or referred to herein.

      Section 9.9 No Benefit. This Agreement shall not be construed so as to confer any right or benefit upon any person other than the signatories to this Agreement and each of their respective heirs, successors and permitted assigns.

      Section 9.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. Subject to the limitations set forth in Article VIII hereof, all remedies, whether under this Agreement, by law or otherwise, afforded to any party shall be cumulative and not alternative.

      Section 9.11 Severability. The provisions of this Agreement shall be separable and a determination that any provision of this Agreement is either unenforceable or void shall not affect the validity of any other provision of this Agreement. Wherever possible all provisions shall be interpreted so as not to be unenforceable and any court of competent jurisdiction is authorized and directed by the parties to enforce any otherwise unenforceable provision in part, to modify it, to enforce it only to a degree and not fully, or otherwise to enforce that provision only in a manner and to an extent, or for a shorter period of time, that renders the provision valid or enforceable. The intent of the parties is that this Agreement be enforceable and enforced to the maximum extent possible after excising (or deeming excised) all invalid or unenforceable provisions, whether or not the remaining provisions are grammatically correct.

      Section 9.12 Expenses. The Company (for both itself and the Seller as such expenses for the Seller shall relate to the transactions to be consummated pursuant to this Agreement) shall bear all expenses with respect to this Agreement and the transactions contemplated hereby; provided, however, that the

Company shall only pay for legal fees in connection with this transaction in an amount not to exceed Twenty Thousand Dollars ($20,000). Seller will bear and shall pay any amounts in excess of Twenty Thousand Dollars ($20,000) of such legal fees.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                        [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                          HLM DESIGN, INC


                                          By: /s/ Vernon B. Brannon
                                             -------------------------
                                                Vernon B. Brannon,
                                                Senior Vice President
Attest:

/s/ Karen A. Kaplan
----------------------
        Secretary


  (Corporate Seal)



                                          BL&P ENGINEERS, INC.


                                          By: /s/ Scott L. Brady
                                             -------------------------
                                                Scott L. Brady, President
Attest:

/s/ Dawn Brady
----------------------
          Secretary


   (Corporate Seal)


                                              /s/  Scott L. Brady       (SEAL)
                                             -------------------------
                                              SCOTT L. BRADY, PE

                                      -67-